Exhibit 5

                                   LAW OFFICES
ADORNO & YOSS, P.A.
2525 PONCE DE LEON BLVD
SUITE 400
CORAL GABLES, FLORIDA 33134
E-mail: rmacaulay@adorno.com                           Telephone:  305-460-1000
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                                                       Telecopier: 305-460-1422




                                                            December 10, 2004

Imaging Diagnostic Systems, Inc.
6531 Northwest 18 Court
Plantation, Florida  33313

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 182,500 shares of the Company's Common Stock, no par value (the "Common Stock"), which are offered pursuant to the Company's 2004 Employee Stock Bonus Plan (the "Plan"). You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering of Common Stock pursuant to the Plan.

         We have examined original, photostatic or certified copies of such records of the Company, including the Plan, the Articles of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions, we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

         Based upon the foregoing and subject to the comments and exceptions noted below, we are of the opinion that (i) the Company presently has available at least 16,630,338 authorized but unissued shares and/or treasury shares of


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Common Stock from which may be issued the 182,500 shares of Common Stock issuable pursuant to the Plan, all of which 182,500 shares are being registered and (ii) assuming that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance as set forth in the Plan, then the shares of Common Stock issued pursuant to the Plan will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                     Very truly yours,

                                     /s/ Robert B. Macaulay

                                     ADORNO & YOSS







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